EXHIBIT 99.1

ME2C Environmental Files Patent Infringement Lawsuits

Against 14 Defendants Including Major Power Utility Companies

Suit Seeks Injunction and Damages from Unlicensed Users

of Patent-Protected Mercury Emissions Technologies

CORSICANA, Texas (July 30, 2024, 7:07 a.m. CT) - Midwest Energy Emissions Corp. (TSXV:MEEC) (OTCQB:MEEC) ("ME2C Environmental "), a leading environmental technologies firm today announced it has filed patent infringement against 14 defendants, including major coal-fired power utilities, in U.S. District Courts in Arizona, Iowa, and Missouri. The lawsuits claim that the defendants knowingly violated patent rights related to ME2C Environmental’s mercury emissions reduction technologies, commercially known as “SEA® (Sorbent Enhancement Additive) Technologies.”

The companies named in the Arizona filing include Tucson Electric Power Co., San Carlos Resources, Inc., Salt River Project Agricultural Improvement and Power District, Tri-State Generation and Transmission Association, Inc., Springerville Unit 3 Holding LLC, and Springerville Unit 3 Partnership LP. The lawsuit filed in the U.S. District Court for the Southern District of Iowa includes Berkshire Hathaway Energy Company, MidAmerican Energy Company, PacifiCorp, Alliant Energy Corporation, Interstate Power and Light Company, and Wisconsin Power and Light Company. The suit filed in U.S. District Court for the Eastern District of Missouri includes Ameren Corp. and Union Electric Co. In each lawsuit, ME2C Environmental requests a trial by jury against the defendants and seeks damages, costs, and legal expenses, along with a finding of willful infringement by the defendants, and an injunction prohibiting the defendants from further acts of infringement.

“ME2C Environmental has created some of the most efficient and effective technologies available to reduce mercury emissions in the energy generation process,” said Richard McPherson, CEO of ME2C Environmental. “We were forced to file suits against these 14 defendants because they continue to benefit from our patented technologies without a license to do so. Our primary interest is to find a way to create a positive business partnership with these companies.

“Since we began in 2008, we have been steadfast in efforts to commercialize our patented and innovative, highly efficient approach for mercury capture across the U.S. coal fleet. We continue to work collaboratively with our utility customers to improve their overall emissions control process and operations. We are confident that the actions being announced today will further reinforce the protection of our patented technologies, an effort that began in 2019 with the commencement of a lawsuit against various utilities and others. We expect that the strength of our successful arguments against the unlicensed use of our patented technologies will culminate in a successful business outcome with these additional named parties,” concluded MacPherson.

Prior to these lawsuits announced today, ME2C Environmental achieved a successful outcome in a five-year patent infringement lawsuit initiated in 2019 against 43 defendants that included four major power utilities and numerous refined coal companies. In late 2023, ME2C Environmental obtained a pre-trial settlement with defendants AJ Gallagher, DTE, and a CERT Defendant. In March 2024, following trial in the U.S. District Court of Delaware with the remaining CERT Defendants, ME2C Environmental was awarded $57 Million following a jury trial with a unanimous finding of willful infringement, along with inducing and contributory infringement.

About ME2C® Environmental

Midwest Energy Emissions Corp. (TSXV:MEEC, OTCQB:MEEC), operating under the trade name of ME2C Environmental, is a prominent environmental technologies company focused on providing innovative technologies to promote cleaner air and water with smart business solutions. From patented and proprietary mercury emissions capture technologies for the global power industry, this unique expertise now extends to WE2C Environmental, a division of ME2C Environmental focused on PFAS/PFOS removal from potable water. Through WE2C Environmental, new innovative water purification technologies are under development and expected to meet the growing demand for sustainable water solutions worldwide. Learn more at www.me2cenvironmental.com and www.we2cenvironmental.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in ME2C Environmental’s periodic filings with the Securities and Exchange Commission or Canadian securities regulators.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Media Inquiries:

Sandi Scott

Tunheim

Direct: 612-208-4582

sscott@tunheim.com

Investor Relations Contact:

Jessica Butt

IR Representative

Adelaide Capital

Direct: 416-844-6202

jessica@adcap.ca

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